Exhibit 10.9

STOCKHOLDERS AGREEMENT

by and among

Broadcasting Media Partners, Inc.

Broadcast Media Partners Holdings, Inc.

Umbrella Acquisition, Inc.

and

Certain Stockholders of Broadcasting Media Partners, Inc.

Dated as of March 29, 2007

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made as of March 29, 2007 by and among:

(i)	Broadcasting Media Partners, Inc., a Delaware corporation (f/k/a Umbrella Holdings, LLC, and together with its successors and permitted assigns, the “Company”);

(ii)	Broadcast Media Partners Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, “Midco”);

(iii)	Umbrella Acquisition, Inc., a Delaware corporation (“Acquisition Sub”); and

(iv)	each Person executing this Agreement as a Principal Investor (collectively with their Permitted Transferees and for so long as they are members of a Principal Investor Group, the “Principal Investors”);

(v)	each Person executing this Agreement as a Bank Investor (collectively with their Permitted Transferees, the “Bank Investors”);

(vi)	each Person executing this Agreement as an Other Investor (collectively with their Permitted Transferees and with Persons who executed this Agreement as Principal Investors who have ceased to be members of a Principal Investor Group, the “Other Investors” and, together with the Principal Investors and the Bank Investors, the “Investors”);

(vii)	each Person executing this Agreement as a Manager and such other Persons, if any, that from time to time become party hereto as Managers (collectively, the “Managers”); and

(viii)	such other Persons, if any, that from time to time become party hereto as transferees of Shares pursuant to Section 3.2 (collectively, together with the Investors and the Managers, the “Stockholders”) in accordance with the terms hereof.

RECITALS

1. Each of the Company, Midco and Acquisition Sub, has been formed for the purpose of engaging in a transaction in which Acquisition Sub will be merged with and into Univision Communications Inc. (“Univision”), with Univision surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between the Company, Acquisition Sub and Univision dated as of June 26, 2006 (as amended from time to time, the “Merger Agreement”). The rights and obligations of “Opco” hereunder shall refer to the rights and obligations of Acquisition Sub at all times prior to the consummation of the Merger, and thereafter shall refer to the rights and obligations of Univision, as a successor entity to Acquisition Sub, and its successors and permitted assigns.

2. On the date hereof, certain Stockholders will, in exchange for cash, acquire Class A Stock and Class L Stock from the Company and Preferred Stock from Midco. The cash proceeds received by the Company in exchange for such Class A Stock and Class L Stock are referred to as the “Class A and L Proceeds”. The cash proceeds received by Midco in exchange for such Preferred Stock are referred to collectively with the Class A and L Proceeds as the “Proceeds”. Prior to the Closing (as defined below), the Company will contribute all the Class A and L Proceeds and all the issued and outstanding common stock of Acquisition Sub to Midco in exchange for common stock of Midco, and the Company will thereby hold all of the issued and outstanding common stock of Midco, and Acquisition Sub will thereby become a wholly owned subsidiary of Midco. Thereafter, Midco will contribute all the Proceeds to Acquisition Sub.

3. Upon the Closing, shares of common stock of Acquisition Sub shall be automatically converted into shares of common stock of Univision, and Midco will thereby hold all of the issued and outstanding common stock of Univision.

4. Immediately following the Closing, the Common Stock, the Preferred Stock and all Convertible Securities (as defined below) will be held as set forth on Schedule I hereto.

5. The parties believe that it is in the best interests of the Company, Midco, Opco and the Stockholders to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1 Closing. This Agreement shall become effective upon the initial issuance of Stock to the Stockholders in anticipation of the consummation of the closing under the Merger Agreement (the “Closing”).

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 9 hereof.

2. VOTING AGREEMENT.

2.1 Significant Transactions. For so long as there are any Principal Investors remaining, each holder of Shares (other than the Bank Investors) hereby appoints each Principal Investor as its proxy to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holder’s agreements contained in this Section 2.1, which proxy shall be valid and remain in effect until the applicable provisions of this Section 2.1 expire pursuant to Section 2.6; provided, that at any time a Principal Investor that is not eligible to vote its Shares or consent on any of the matters contained in this Section 2.1, such Principal Investor shall not be eligible to act as proxy in connection with such matter. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Majority Principal Investors and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Each Principal

Investors who is granted such proxy agrees that it shall only be voted in a manner consistent with such holder’s agreements with respect to voting contained, in this Section 2.1.

2.1.1 Change of Control Transactions and Strategic Investor Transaction. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable law or stock exchange regulations in connection with a Change of Control transaction or Strategic Investor Transaction being implemented pursuant to Section 4.2 or is determined to be otherwise desirable by the Majority Principal Investors in connection with a transaction being implemented pursuant to Section 4.2, each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to approve any sale, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Majority Principal Investors of their rights under Section 4.2 and in all cases consistent with the provisions of such Section.

2.1.2 Recapitalization Transactions. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable law or stock exchange regulations in connection with a Recapitalization Transaction being implemented pursuant to Section 4.3 or is determined to be otherwise desirable by the Majority Principal Investors in connection with a Recapitalization Transaction being implemented pursuant to Section 4.3, each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to approve any aspect or aspects of such Recapitalization Transaction in connection with, or in furtherance of, the exercise by the Majority Principal Investors of their rights under Section 4.3 and in all cases consistent with the provisions of such Section.

2.1.3 Election of Members of the Board. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable law or stock exchange regulations in connection with the election of members of the Board, each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to approve such election.

2.1.4 Certificate of Incorporation Amendments. Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special Meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to approve any amendment to the certificate of incorporation of the Company that is approved by the Majority Principal Investors and if applicable, by a Majority in Interest of the holders of any class of Shares to the extent such amendment, by its terms, Discriminates against such class of Shares.

2.2 Consent to Amendment. Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice to increase the number of authorized shares of Class A Stock or Class L Stock to the extent necessary to permit the Company to comply with the provisions of its certificate of incorporation with respect to the conversion of shares of Common Stock. For so long as there are any Principal Investors remaining, each holder of Shares (other than the Bank Investors) hereby appoints each Principal Investor as its proxy to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holder’s agreements contained in this Section 2.2, which proxy shall be valid and remain in effect until the applicable provisions of this Section 2.2 expire pursuant to Section 2.6. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Majority Principal Investors and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Each Principal Investors who is granted such proxy agrees that it shall only be voted in a manner consistent with such holder’s agreements with respect to voting contained in this Section 2.2.

2.3 Limitation of Proxy. For the avoidance of doubt, except as expressly contemplated by this Section 2, none of the Principal Investors has been granted a proxy to exercise the rights of any Stockholder under this Agreement or the Participation, Registration Rights and Coordination Agreement.

2.4 Bank Investors’ Voting Agreement. For so long as there are any Principal Investors remaining, until the applicable provisions of this Section 2.4 expire pursuant to Section 2.6, each Bank Investor agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Majority Principal Investors may instruct by written notice with respect to the matters set forth in Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4.

2.5 The Company and Midco. The Company and Midco will not give effect to any action by any holder of Shares or any other Person which is in contravention of this Section 2.

2.6 Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control, (b) (i) in the case of Sections 2.1.2, 2.1.3 and 2.1.4 (and the provisions of Section 2.4 relating to such matters), the Qualified Public Offering and (ii) in the case of Section 2.1.1 (and the provisions of Section 2.4 relating to such matter), the third anniversary of the Qualified Public Offering and (c) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company are listed).

3. TRANSFER RESTRICTIONS.

3.1 Transfers Allowed. Until the expiration of the provisions of this Section 3 and subject to Section 3.6, no holder of Shares shall Transfer any of such holder’s Shares to any other Person except as follows:

3.1.1 Permitted Transferees. Subject to Section 3.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement, any holder of Shares may Transfer any or all of such Shares to such holder’s Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms of this Agreement in accordance with Section 3.2 (if not already bound hereby) and by the terms of the Subscription Agreements to which the transferor is a party.

3.1.2 Distributions and Bona Fide Charitable Contributions. At or after the closing of the Qualified Public Offering, (a) any Investor may Transfer any or all of such Shares in a pro rata Transfer to its partners, members, managers or stockholders and (b) any holder of Shares may Transfer any or all of such Shares, to a Charitable Organization as a bona fide charitable contribution, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.6 and 5, if applicable). Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.1.3 Public Transfers. Any holder of Shares may Transfer any or all of such Shares: (a) in any Public Offering up to and including the Qualified Public Offering (but only to the extent, the Majority Principal Investors, if there are any Principal Investors remaining, and otherwise, the Company, so determine; provided that the Majority Principal Investors or the Company, as applicable, shall grant or withhold such consent on an equitable basis with respect to holders of Shares who wish to Transfer Shares in a particular Public Offering) or in a Public Offering subsequent to the Qualified Public Offering, or (b) after the closing of the Qualified Public Offering, pursuant to a block sale to a financial institution in the ordinary course of its trading business or Rule 144, in each case in compliance with Section 3.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.6 and 5, if applicable). Shares Transferred pursuant to this Section 3.1.3 shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.1.4 Tag Along and Drag Along.

(a) A Stockholder may Transfer any or all of such Shares pursuant to Section 4.2, without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 5, if applicable). Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

(b) Each Stockholder may exchange, convert or Transfer any or all of its Shares pursuant to Section 4.3, without regard to any other restrictions on transfer contained elsewhere in this Agreement. Shares received upon such exchange, conversion or Transfer shall conclusively be deemed thereafter to be Shares under this Agreement.

(c) A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4.1 without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.6 and 5, if applicable) so long as each transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.2 (if not already bound hereby) and by the terms of the Subscription Agreements to which the transferor is a party.

(d)(i) The Principal Investor Groups may Transfer shares of Common Stock and Preferred Stock valued, in the aggregate for all such Principal Investor Groups, at an initial cost of up to $3,000,000, and (ii) the SCG Investor Group may Transfer shares of Class A Common Stock valued, in the aggregate at an initial cost of up to $5,000,000; in each case to BMPI Services LLC, without regard to any other restrictions on transfer contained elsewhere in this Agreement (for the avoidance of doubt, including without regard to the provisions of Section 4). Shares so Transferred shall conclusively be deemed thereafter to be Other Investor Shares and not to be Principal Investor Shares under this Agreement.

3.1.5 Other Private Transfers. In addition to any Transfers made in accordance with Sections 3.1.1, 3.1.2, 3.1.3 or 3.1.4, any holder of Shares may Transfer any or all of such Shares of a single class or of multiple classes subject to the prior written consent of the Majority Principal Investors (so long as there are any Principal Investors remaining); provided that such Transfer is in compliance with Sections 3.2, 3.3, 3.6 and 4; and provided, further, that following the earlier of (i) closing of a Qualified Public Offering, and (ii) fifth anniversary of the Closing, the consent of the Majority Principal Investors (if there are any Principal Investors remaining) shall not be required for such Transfer (so long as such Transfer complies with Sections 3.2, 3.3, 3.6 and 4). Any Shares so Transferred to a Person other than a Stockholder or a Permitted Transferee shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.2 Certain Transferees to Become Parties. Any transferee receiving Shares in a Transfer pursuant to Sections 3.1.1, 3.1.4(b) or (c) or, prior to the closing of a Qualified Public Offering, Section 3.1.5 shall become a Stockholder party to this Agreement and be subject to the terms and conditions of, and be entitled to enforce, this Agreement and the Subscription Agreements to which the Stockholder that Transfers such Shares is a party, to the same extent, and in the same capacity, as the Stockholder that Transfers such Shares to such transferee; provided, that only a Permitted Transferee of a Principal Investor will be deemed to be a “Principal Investor” for purposes of this Agreement (but not under any other agreement, unless specifically so provided therein), only a Permitted Transferee of a Bank Investor will be deemed to be a “Bank Investor” for purposes of this Agreement, only a Permitted Transferee of an Other Investor will be deemed to be an “Other Investor” for purposes of this Agreement and only a Permitted Transferee of a Manager will be deemed to be a “Manager” for purposes of this Agreement. Prior to the initial Transfer of any Shares to any transferee pursuant to Sections 3.1.1, 3.1.4(b) or (c) or, prior to the closing of a Qualified Public Offering, Section 3.1.5, and as a condition thereto, each holder of Shares effecting such Transfer (or in the case of a Transfer being effectuated pursuant to Section 4.1, the Prospective Selling Stockholder) shall (a) cause such transferee to deliver to the Company and each of the Principal Investor Groups (other than the Principal Investor Group of which the transferor is a member, if applicable) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement and the Subscription

Agreements to which such transferor is a party, to the extent described in the preceding sentence, and (b) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement.

3.3 Restrictions on Transfers to Competitors. In addition to any other provision of this Agreement, no holder of Shares shall Transfer any Shares pursuant to Sections 3.1.1, 3.1.3(b) or 3.1.5 of this Agreement to a Competitor without the approval of the Majority Principal Investors. If any Prospective Selling Stockholder proposes to Transfer any Shares pursuant to Sections 3.1.1, 3.1.3(b) or 3.1.5 to any Prospective Buyer, the Prospective Selling Stockholder shall furnish a written notice (which notice may be the same notice as the Tag Along Notice, if any, delivered pursuant to Section 4.1 or the Sale Notice, if any, delivered pursuant to Section 4.5, in each case so long as such notice includes all of the information required by the next sentence) to the Company and each Principal Investor Group at least ten business days prior to such proposed Transfer. Such notice shall set forth the principal terms of the proposed Transfer, including (a) the number and class of the Shares to be Transferred, (b) the per share purchase price or the formula by which such price is to be determined and (c) the name and address of the Prospective Buyer. If the Prospective Buyer (or an Affiliate thereof) has previously been determined by the Majority Principal Investors to be a Competitor and such determination has not been reversed by written notice to all holders of Shares, the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the written approval of the Majority Principal Investors. If the Prospective Buyer (or an Affiliate thereof) has not previously been determined by the Majority Principal Investors to be a Competitor, the Prospective Selling Stockholder may Transfer Shares to such Prospective Buyer unless, within seven (7) business days after the date of delivery of the notice required by the second preceding sentence, the Majority Principal Investors deliver written notice to the Prospective Selling Stockholder that such Prospective Buyer has been designated a Competitor. If, within such time period, a notice designating such Prospective Buyer a Competitor is delivered, then the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the approval of the Majority Principal Investors. In the event any proposed Transfer to a Competitor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such Prospective Buyer by any Tag Along Sellers. Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3.3 shall not apply to any Transfers (v) to the Company or any of its subsidiaries, (w) to any Principal Investor, (x) to any Affiliated Fund of any Principal Investor, (y) pursuant to Rule 144 effected as “brokers’ transactions” (as defined in Rule 144); provided that this Section 3.3. shall not apply to any Transfer by Bank Investors pursuant to Rule 144, whether or not effected as “brokers’ transactions”, or (z) pursuant to an underwritten Public Offering or, following the Qualified Public Offering, pursuant to Rule 144 directly to a “market maker” (as defined in Rule 144) or pursuant to a block sale to a financial institution in the ordinary course of its trading business (provided that this Section 3.3. shall not apply to any Transfer by Bank Investors pursuant to an underwritten Public Offering or, following the Qualified Public Offering, pursuant to Rule 144, whether or not made directly to “market makers”), in each case under this clause (z) in which, to the knowledge of the Prospective Selling Stockholder, the underwriter(s), market maker(s) (if applicable) or block sale purchaser(s) are not acquiring such Shares for the intended purpose of reselling such Shares to any Person that, after giving effect to such resale, would own, directly or indirectly, more than five percent (5%) of the then outstanding shares of the applicable class of Shares or to any Person who is a Competitor.

3.4 Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and neither the Company nor Midco shall in any way give effect to any such impermissible Transfer.

3.5 Notice of Transfer. To the extent any Stockholder or Permitted Transferee shall Transfer any Shares pursuant to Section 3.1.1 or 3.1.5, such Stockholder or Permitted Transferee shall, within five business days following consummation of such Transfer, deliver notice thereof to the Company and each Principal Investor Group, provided, however, that such notice shall be provided only to the Company if prior notice of such transaction was previously provided to the Principal Investor Groups in accordance with Section 3.2 or 3.3.

3.6 Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement, including pursuant to Section 7.5 hereof, are in addition to any other restrictions on Transfer to which a Stockholder maybe subject, including, without limitation, any restrictions on transfer contained in the Company’s, Midco’s or Opco’s certificate of incorporation, a restricted stock agreement, stock option agreement, stock subscription agreement or other agreement to which such Stockholder is a party or by which it is bound.

3.7 Period. Each of the foregoing provisions of this Section 3 shall expire upon a Change of Control, provided that Section 3.3 shall expire at such time as there are no Principal Investors remaining, if earlier.

4. “TAG ALONG” AND “DRAG ALONG” RIGHTS AND RIGHT OF FIRST OFFER.

4.1 Tag Along. Subject to prior compliance with Section 4.5, if any Prospective Selling Stockholder proposes to Sell any Shares of a single class or of multiple classes to any Prospective Buyer(s) (including a First Offer Purchaser pursuant to Section 4.5) in a Transfer that is subject to Section 3.1.5 prior to the closing of the Qualified Public Offering:

4.1.1 Notice. The Prospective Selling Stockholder shall, prior to any such proposed Transfer, furnish a written notice (the “Tag Along Notice”) to the Company, which shall promptly furnish the Tag Along Notice to each Investor (other than any Investor that is the Prospective Buyer or a member of the Prospective Buyer’s Principal Investor Group, if applicable, or a member of the Prospective Selling Stockholder’s Principal Investor Group, if applicable), and each Manager who holds Tag Eligible Shares (each, a “Tag Along Holder”). The Tag Along Notice shall include:

(a) the principal terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Tag Eligible Shares of each such class held by the Prospective Selling Stockholder (for each class, the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Stockholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) if known, the proposed Transfer date; and

(b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.4.4 in the case of Convertible Securities and subject to Section 4.4.1 under all circumstances), with respect to each Share Sold, as the Prospective Selling Stockholder shall Sell each of its Shares. For purposes of this Section 4.1, the Class A Stock will be treated as a single class and the Class L Stock will be treated as a single class and, subject to Section 4.4.4, all Convertible Securities will be treated as the same class of Shares for which they may be exercised.

4.1.2 Exercise. Within seven (7) (ten (10), if the proposed Transfer is not also the subject of a currently effective Sale Notice under Section 4.5) business days after the date of delivery of the Tag Along Notice by the Company to each applicable Investor or Manager, each Tag Along Holder desiring to make an offer to include Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Stockholder, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Stockholder indicating the number of Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder which such Participating Seller desires to have included in the proposed Sale (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Shares of the applicable Class held by such Tag Along Holder). If the proposed Sale involves shares of multiple classes, each Participating Seller must include Tag Eligible Shares of each class in the same proportions as are being sold by the Prospective Selling Stockholder. Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall have waived and be deemed to have waived all of such holder’s rights with respect to such Sale, and, the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 4.1.

4.1.3 Irrevocable Offer. The offer of each Participating Seller contained in such holder’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to

Section 4.4.4 in the case of Convertible Securities), as the Prospective Selling Stockholder, up to such number of Tag Eligible Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided; however, that if, prior to consummation, the terms of such proposed Sale shall change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other principal terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice (including, for the avoidance of doubt, a material portion of the cash consideration being modified to non-cash consideration), the acceptance by each Participating Seller shall be deemed to be revoked, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such Sale pursuant to this Section 4.1; provided, further, that in such case of a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be two (2) business days.

4.1.4 Reduction of Shares Sold. The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Tag Eligible Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Tag Eligible Shares in the proposed Sale, the number of Tag Eligible Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each Tag Along Seller a number of Tag Eligible Shares equal to the lesser of (i) the number of Tag Eligible Shares offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (ii) a number of Tag Eligible Shares equal to such Tag Along Seller’s Pro Rata Portion; and

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those Tag Along Sellers which offered to sell a number of Tag Eligible Shares of the applicable class in excess of such Person’s Pro Rata Portion pro rata to each such Tag Along Seller based upon the amount of such excess, or in such other manner as the Tag Along Sellers may otherwise agree.

In the event that the number of Shares that each Participating Seller will be permitted to sell in a particular Sale is reduced in accordance with clauses (a) and (b) above, the Prospective Selling Stockholder shall be responsible for determining the total number of Shares to be sold by each Participating Seller in the proposed Sale in accordance with this Section 4.1.4, and shall provide notice to each Participating Seller of the number of Shares that such Participating Seller will be selling in such Sale no later than three business days prior to the consummation of such Sale.

4.1.5 Additional Compliance. If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be two (2) business days. In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 120th day after the date of delivery of: (a) if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 4.5, such Sale Notice, and (b) otherwise, the Tag Along Notice by the Company, each Participating Seller shall be released from such holder’s obligations under such holder’s Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted directly from either (a) any failure by any Participating Seller to comply with the terms of this Section 4, or (b) any failure by the FCC to consent to such transfer; provided, that such consent is received within sixty (60) days of such 120th day.

4.2 Change of Control and Strategic Investor Transaction Drag Along. Each Stockholder agrees, if requested in writing by the Majority Principal Investors at any time, and from time to time, prior to the third (3) anniversary of the closing of the Qualified Public Offering, to Sell a percentage of one or more classes of Shares held by such Stockholder that is equal to the percentage of such Shares owned by the Prospective Selling Stockholders that are proposed to be Sold by the Prospective Selling Stockholders (which may be of a single class or of multiple classes) to a Prospective Buyer which would result in a Change of Control or in a Strategic Investor Transaction (as adjusted pursuant to Section 4.2.2. below, the “Drag Along Sale Percentage”), in the manner and on the terms set forth in this Section 4.2 (any such sale, a “Drag Along Sale”); provided, however, that this Section 4.2 shall not apply to a Change of Control or a Strategic Investor Transaction if (a) the applicable Prospective Buyer is a member of a Principal Investor Group or an entity in which any Principal Investor or any Affiliate thereof has a material interest (other than a member of the Company or any subsidiary thereof in connection with a Strategic Investor Transaction) and (b) such Change of Control or Strategic Investor Transaction has not been approved by vote or written consent of the Principal Investor Majority. For purposes of this Section 4.2, the Class A Stock will be treated as a single class and the Class L Stock will be treated as a single class. Subject to Section 4.4.4, all Convertible Securities will be the same class of Shares for which they may be exercised or into which they may be converted. All Shares to be sold pursuant to Section 4.2 shall be included in determining whether or not a proposed transaction constitutes a Change of Control.

4.2.1 Exercise in a Change of Control Transaction and/or Strategic Investor Transaction. The Prospective Selling Stockholders shall furnish a written notice (the

“Drag Along Sale Notice”) to the Company at least ten (10) business days prior to the consummation of the Change of Control transaction or the Strategic Investor Transaction, as applicable, and the Company shall promptly furnish such Drag Along Sale Notice to each Stockholder other than the Prospective Selling Stockholder. The Drag Along Sale Notice shall set forth the principal terms and conditions of the proposed Sale, including (a) the number and class of Shares to be acquired from the Prospective Selling Stockholders, (b) the Drag Along Sale Percentage for each class, (c) the per share consideration to be received in the proposed Sale for each class, including the form of consideration (if other than cash), (d) the name and address of the Prospective Buyer and (e) if known, the proposed Sale date. If the Prospective Selling Stockholders consummate the proposed Sale to which reference is made in the Drag Along Sale Notice, each other Stockholder (each, a “Participating Seller,” and, together with the Prospective Selling Stockholders, collectively, the “Drag Along Sellers”) shall: (x) be bound and obligated to Sell the Drag Along Sale Percentage of such Stockholder’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.4.4 in the case of Convertible Securities) as the Prospective Selling Stockholders shall Sell (subject to Section 4.4.4 in the case of Convertible Securities, and subject to Section 4.4.1 under all circumstances in connection with a Change of Control transaction); and (y) except as provided in Section 4.4.1, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Stockholders for the corresponding class of Shares (on an as converted basis, if applicable) provided that any securities received as consideration may differ with respect to rights relating to the election of directors. Except as provided in Section 4.4.1, if any Stockholders holding Shares of any class are given an option as to the form and amount of consideration to be received (other than with respect to any roll-over option given to any or all holders of Management Shares), all Stockholders holding Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers. If at the end of the 270th day after the date of delivery of the Drag Along Sale Notice the Prospective Selling Stockholders have not completed the proposed Sale, the Drag Along Sale Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Sale Notice and it shall be necessary for a separate Drag Along Sale Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2, unless the failure to complete such proposed Sale resulted directly from the failure by the FCC to consent to such transfer; provided, that such consent is received within one hundred and eighty (180) days of such 270th day. The right of a holder of Unvested Shares to receive consideration for such Unvested Shares pursuant to this Section 4.2 shall be subject to the vesting and other terms of such Unvested Shares.

4.2.2 Adjustment of Drag Along Percentage. Notwithstanding the foregoing, the following Shares may be excluded from a Drag Along Sale:

(a) if agreed by the Majority Principal Investors, Shares held by (i) the management of the Company and its subsidiaries, and/or (ii) BMPI Services LLC, may be excluded from any Drag Along Sale;

(b) if the Drag Along Sale is in connection with a Strategic Investor Transaction, (i) is consummated on or prior to September 30, 2008, the SCG Investors shall not be obligated to Sell Shares in such Drag Along Sale which would result, after giving effect to such Strategic Investor Transaction, in the SCG Investors, in the aggregate, holding Shares valued at an initial cost of less than $250,000,000; and (ii) if agreed by the Majority Principal Investors, Shares held by one or more Investors other than the members of the Principal Investor Groups may be excluded from such Drag Along Sale;

provided, that this Section 4.2.2(b) shall not derogate from any Investor’s rights pursuant to Section 4.1;

provided, further, that upon such exclusion, the Drag Along Sale Percentage of each Stockholder shall be increased to reflect such Shares that the management, SCG Investors or other Investors are not required to Sell.

4.2.3 Waiver of Appraisal Rights. Each Drag Along Seller agrees not to demand or exercise appraisal rights under Section 262 of the DGCL with respect to a transaction subject to this Section 4.2 as to which such appraisal rights are available.

4.2.4 Miscellaneous Provisions. The provisions of Section 4.4 shall apply to any Sale under this Section 4.2 to the extent, and on the terms, provided therein.

4.3 Recapitalization Transaction Drag Along. Each Stockholder hereby agrees, if requested by the Majority Principal Investors at any time, and from time to time, prior to the third (3) anniversary of the closing of the Qualified Public Offering, to exchange, convert or Transfer a percentage of one ore more classes of Shares held by such Stockholder that is equal to the percentage of such Shares owned by the applicable Majority Principal Investors which are proposed to be exchanged, converted or Transferred by the Majority Principal Investors in a Recapitalization Transaction (as adjusted pursuant to Section 4.3.6 below, the “Drag Along Recapitalization Percentage”), in the manner and on the terms set forth in this Section 4.3 (any such sale, a “Drag Along Recapitalization Sale”). For purposes of this Section 4.3, the Class A Stock will be treated as a single class and the Class L Stock will be treated as a single class and, subject to Section 4.3.4, all Convertible Securities will be treated as the same class of Shares for which they may be exercised.

4.3.1 Exercise in a Recapitalization Transaction. The Company (solely at the direction of the Majority Principal Investors) shall furnish a written notice (the “Drag Along Recapitalization Notice”) to each Stockholder at least ten (10) business days prior to the consummation of the Recapitalization Transaction. The Drag Along Recapitalization Notice shall set forth the principal terms and conditions of the proposed Recapitalization Transaction, including (a) the number and class of Shares to be exchanged, converted or Transferred in the Recapitalization Transaction, (b) the Drag

Along Recapitalization Percentage for each class and (c) the new form of securities to be received upon exchange, conversion or Transfer of Shares of each class of Shares being exchanged, converted or Transferred. If the Recapitalization Transaction described in such Drag Along Recapitalization Notice is consummated, each Stockholder shall: (x) be bound and obligated to exchange, convert or Transfer the Drag Along Recapitalization Percentage of such Stockholder’s Shares of each class included in the proposed Recapitalization Transaction on the same terms and conditions, with respect to each Share being exchanged, converted or Transferred (subject to Section 4.3.4 in the case of Convertible Securities) as the other holders of such Shares (subject to Section 4.3.4 in the case of Convertible Securities and subject to Section 4.3.2 under all circumstances); and (y) except as provided in Section 4.3.2, shall receive the same securities or other consideration per Share exchanged, converted or Transferred (provided, that holders of Shares with voting rights will receive voting securities, and holders of non-voting Shares will receive non-voting securities). If at the end of the 270th day after the date of delivery of the Drag Along Recapitalization Notice the Recapitalization Transaction has not been completed, the Drag Along Recapitalization Notice shall be null and void, each Stockholder shall be released from such Stockholder’s obligation under the Drag Along Recapitalization Notice and it shall be necessary for a separate Drag Along Recapitalization Notice to be furnished and the terms and provisions of this Section 4.3.1 separately complied with, in order to consummate such proposed Recapitalization Transaction pursuant to Section 4.3, unless the failure to complete such proposed Recapitalization Transaction resulted directly from the failure by the FCC to consent to such transfer; provided, that such consent is received within one hundred and eighty (180) days of such 270th day. The right of a holder of Unvested Shares to receive securities upon exchange, conversion or Transfer of such Unvested Shares pursuant to this Section 4.3.1 shall be subject to the vesting and other terms of such Unvested Shares.

4.3.2 Certain Legal Requirements. In the event the receipt of securities to be received in exchange for, or upon conversion or Transfer of, Shares in a proposed Recapitalization Transaction pursuant to Section 4.3 by a Stockholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Recapitalization Transaction, or (b) the provision to any Stockholder of any specified information regarding the Company or array of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Recapitalization Transaction by the Company, then, at the election of the Majority Principal Investors, such Stockholder shall not have the right to exchange, convert or Transfer Shares in such proposed Recapitalization Transaction. In such event, the Company shall have the obligation to cause to be paid to such Stockholder in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.5 hereof) which would have otherwise been exchanged, converted or Transferred by such Stockholder in the Recapitalization Transaction, an amount in cash equal to the Fair Market Value of such Shares as of the effective date of the Recapitalization Transaction.

4.3.3 Further Assurances. Each Stockholder shall take or cause to be taken all such actions as may be necessary or reasonably desirable to expeditiously consummate any Recapitalization Transaction and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and otherwise cooperating with the Company; provided that no Stockholder shall be required in connection therewith or as a condition thereto to (i) qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless such Stockholder is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) make joint representations or warranties, (iii) be liable as to any representations, warranties, covenants and other agreements in excess of the proceeds received by such Stockholder in connection with such Transfer, or (iv) make any representations or warranties in connection with the business or condition of the Company or any of its subsidiaries (provided, that without limitation to paragraphs (i), (ii) and (iii) or this sentence, such Stockholder’s liability in connection with the condition of the Company or any of its subsidiaries shall not be limited by virtue of the lack of such representations or warranties; and provided, further, that in no event will a Stockholder be responsible for more than its pro rata share of any indemnification obligations). Without limiting the generality of the foregoing, each Stockholder agrees to execute and deliver such agreements as may be reasonably specified by the Company, including agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares, (b) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the other Stockholder(s) are liable for the comparable representations, warranties, covenants and agreements made by them or on their behalf; provided, that such liability shall not exceed the proceeds received by such Stockholder in connection with such Transfer; provided, further, that no Bank Investor shall be required to enter into restrictive covenants that bind their Affiliates (other than with respect to such Affiliates that are limited partners of the Bank Investors), and (c) at the request of the Majority Principal Investors, immediately prior to the consummation of the Recapitalization Transaction convert any voting securities held by such Stockholder into non voting securities, and vice versa. Each Stockholder (other than the Bank Investors) hereby constitutes and appoints each member of the Majority Principal Investors who requested such Recapitalization Transaction, or any of them, with full power of substitution, as such Stockholder’s true and lawful representative and attorney-in-fact, in such Stockholder’s name, place and stead, to execute and deliver any and all agreements that the members of the Majority Principal Investors who requested such Recapitalization Transaction reasonably believe are consistent with this Section 4.3.3, and such member of the Majority Principal Investors shall provide a copy of such agreements to such Stockholder within five (5) business days of execution; provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Stockholder. In connection with any FCC approval required with regards to any Recapitalization Transaction, the Company shall file such FCC applications as it is required to file in order to obtain such FCC approval, and each Stockholder shall cooperate with the Company and promptly provide it with any and all information necessary or as otherwise reasonably requested by the Company to complete the filing of such applications and to obtain such FCC approval. The Company shall use its reasonable best efforts to obtain such FCC approval, including (a) diligently prosecuting such applications, including opposing any petitions to deny, or other objections filed with respect to, such FCC applications, and (b) promptly taking all other actions reasonably requested by the Majority Principal Investors as necessary, desirable and/or appropriate to facilitate obtaining such FCC approval.

4.3.4 Treatment of Convertible Securities. If any Stockholder shall exchange, convert or Transfer Convertible Securities in any Recapitalization Transaction pursuant to this Section 4.3, such Stockholder shall receive in exchange for such Convertible Securities, as the case may be, with substantially similar terms (including with respect to the spread between the fair market value of the relevant security and the exercise price to purchase such security) as the Convertible Securities being exchanged, converted or Transferred, and which are exercisable or convertible for securities of the same nature as are being issued to the Stockholders in the Recapitalization Transaction in exchange for the Shares which the Convertible Securities in question were initially exercisable for, or convertible into.

4.3.5 Closing. The closing of a Recapitalization Transaction to which this Section 4.3 applies shall take place (a) on the proposed exchange, conversion or Transfer date, if any, specified in the Drag Along Recapitalization Notice (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions) or (b) if no proposed Transfer date was specified in the Drag Along Recapitalization Notice, at such time as the Company shall specify by reasonable notice to each Stockholder: At the closing of such Recapitalization Transaction, each Stockholder shall deliver the certificates evidencing the Shares to be exchanged, converted or Transferred by such Stockholder, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration and any comparable transfer materials for any Convertible Securities to be exchanged, converted or Transferred.

4.3.6 Adjustment of Drag Along Recapitalization Percentage. Notwithstanding the foregoing, the following Shares may be excluded from a Drag Along Recapitalization Sale:

(a) if agreed by the Majority Principal Investors, Shares held by (i) the management of the Company and its subsidiaries, and/or (ii) BMPI Services LLC, may be excluded from any Drag Along Recapitalization Sale;

(b) if the Drag Along Recapitalization Sale is in connection with a Strategic Investor Transaction, (i) is consummated on or prior to September 30, 2008, the SCG Investors shall not be obligated to Sell Shares in such Drag Along Recapitalization Sale which would result, after giving effect to such Strategic Investor Transaction, in the SCG Investors, in the aggregate, holding Shares valued at an initial cost of less than $250,000,000; and (ii) if agreed by the Majority Principal Investors, Shares held by one or more Investors other than members of the Principal Investor Groups may be excluded from such Drag Along Recapitalization Sale;

provided, that this Section 4.3.6(b) shall not derogate from any Investor’s rights pursuant to Section 4.1;

provided, further, that upon such exclusion, the Drag Along Sale Recapitalization Percentage of each Stockholder shall be increased to reflect such Shares that the management, SCG Investors or other Investors are not required to Sell.

4.4 Miscellaneous Sale Provisions. The following provisions shall be applied to any proposed Sale to which Sections 4.1, 4.2 or 4.5 apply:

4.4.1 Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholder(s) or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Stockholder(s) shall (x) in the case of a Sale pursuant to Section 4.1, have the right, but not the obligation, and (y) in the case of a Sale pursuant to Section 4.2, have the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.4.5 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.4.2 Further Assurances. Each Participating Seller and First Offer Purchaser shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1, Section 4.2 or Section 4.5 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Prospective Selling Stockholder(s) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence; provided, further, that in connection with a Sale pursuant to Section 4.2, no Stockholder shall be required in connection therewith or as a condition thereto to (i) qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless such Stockholder is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) make joint representations or warranties, (iii) be liable as to any representations, warranties, covenants and other agreements in excess of the proceeds received by such Stockholder in connection with such Transfer, or (iv) make any representations or warranties in connection with the business or condition of the Company or any of its subsidiaries (provided, that without limitation to paragraphs (i), (ii) and (iii) or this sentence, such Stockholder’s liability in connection with the condition of the Company or any of its subsidiaries shall not be limited by virtue of the lack of such representations or warranties; and provided, further, that in no event will a Stockholder be responsible for more than its pro rata share of any indemnification obligations). Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares, (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the Prospective Selling Stockholder(s) are liable for the comparable representations, warranties, covenants and agreements made by them or on their behalf; provided, that in connection with a Sale pursuant to Section 4.2, such liability shall not exceed the proceeds received by such Stockholder in connection with such Transfer; provided, further, that in connection with a Sale pursuant to Sections 4.1 or 4.2, no Bank Investor shall be required to enter into restrictive covenants that bind their Affiliates (other than with respect to such Affiliates that are limited partners of the Bank Investors), and (iii) at the request of the Majority Principal Investors, immediately prior to the consummation of the Sale convert any voting securities held by such Participating Seller into non voting securities, and vice versa. Each Participating Seller (other than the Bank Investors) hereby constitutes and appoints each of the Prospective Selling Stockholders, or any of them, with full power of substitution, as such Participating Seller’s true and lawful representative and attorney-in-fact, in such Participating Seller’s name, place and stead, to execute and deliver any and all agreements that such Prospective Selling Stockholder reasonably believes are consistent with this Section 4.4.2 and such member of the Prospective Selling Stockholder shall provide a copy of such agreements to such Stockholder within five (5) business days of execution; provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Participating Seller. In connection with any FCC approval required with regards to any Sale pursuant to Sections 4.1, 4.2 and/or 4.5, the Company shall file such FCC applications as it is required to file in order to obtain such FCC approval, and each Stockholder shall cooperate with the Company and promptly provide it with any and all information necessary or as otherwise reasonably requested by the Company to complete the filing of such applications and to obtain such FCC approval. The Company shall use its reasonable best efforts to obtain such FCC approval, including (a) diligently prosecuting such applications, including opposing any petitions to deny, or other objections filed with respect to, such FCC applications, and (b) promptly taking all other actions reasonably requested by the Prospective Selling Stockholders as necessary, desirable and/or appropriate to facilitate obtaining such FCC approval.

4.4.3 Sale Process. The Majority Principal Investors, in the case of a proposed Sale pursuant to Section 4.2, or the Prospective Selling Stockholder, in the case of a proposed Sale pursuant to Section 4.1 shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Shares nor any Affiliate of any such holder shall have any liability to any other holder of Shares or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such bolder shall have failed to comply with the provisions of this Section 4.

4.4.4 Treatment of Convertible Securities. If any Participating Seller shall Sell Convertible Securities in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Stock that would be issued upon exercise, conversion or exchange of such Convertible Securities less the exercise price, if any, of such Convertible Securities (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.4.5 Closing. The closing of a Sale to which Section 4.1, 4.2 or 4.5 applies shall take place (a) on the proposed Transfer date, if any, specified in the Tag Along Notice, Drag Along Sale Notice or Sale Notice, as applicable (provided that consummation of any Transfer maybe extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (b) if no proposed Transfer date was required to be specified in the applicable notice, at such time as the Prospective Selling Stockholders shall specify by notice to each Participating Seller and (c) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller or First Offer Purchaser, as applicable. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration, and any comparable transfer materials for any Convertible Securities to be Sold.

4.5 Right of First Offer. If any Prospective Selling Stockholder proposes to Sell any Shares, in a Transfer that is subject to Section 3.1.5 (including to another Stockholder or the Company or any of its subsidiaries) prior to the closing of the Qualified Public Offering:

4.5.1 Notice. The Prospective Selling Stockholder shall furnish a written notice of such proposed Sale (a “Sale Notice”) to each Principal Investor Group (other than any Principal Investor Group of which the Prospective Selling Stockholder is a member) (each such Principal Investor Group, a “First Offer Holder”) prior to any such proposed Transfer. The Sale Notice shall include:

(a)(i) the number and class(es) of Shares proposed to be sold by the Prospective Selling Stockholder (the “Subject Shares”), (ii) the per share cash purchase price or the formula by which such cash price is to be determined and (iii) the proposed Transfer date, if known; and

(b) an invitation to each First Offer Holder to make an offer to purchase, subject to Section 4.5.6 below, any number of the Subject Shares at such price.

4.5.2 Exercise.

(a) Within twenty (20) business days after the date of delivery of the Sale Notice (the “First Offer Deadline”), each First Offer Holder may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by furnishing a written notice (the “First Offer Notice”) of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Stockholder (each such Person delivering such notice, a “First Offer Purchaser”). The receipt of consideration by any Prospective Selling Stockholder selling Shares in payment for the transfer of such Shares pursuant to this Section 4.5.2 shall be deemed a representation and warranty by such Prospective Selling Stockholder that (i) such Prospective Selling Stockholder has full right, title and interest in and to such Shares; (ii) such Prospective Selling Stockholder has all necessary power and authority and has taken all necessary actions to sell such Shares as contemplated by this Section 4.5.2; and (iii) such Shares are free and clear of any and all liens or encumbrances except pursuant to this Agreement.

(b) Each First Offer Holder not furnishing a First Offer Notice that complies with the above requirements, including the applicable time periods, shall be deemed to have waived all of such First Offer Holder’s rights to purchase such Subject Shares under this Section 4.5.2 and the Prospective Selling Stockholder shall thereafter be free to Sell the Subject Shares to the First Offer Purchasers and/or any Prospective Buyer, at a per share purchase price no less than the price set forth in the Sale Notice, without any further obligation to such First Offer Holder pursuant to this Section 4.5.

4.5.3 Irrevocable Offer. The offer of each First Offer Purchaser contained in a First Offer Notice shall be irrevocable, and, subject to Section 4.5.6 below, to the extent such offer is accepted, such First Offer Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in such First Offer Purchaser’s First Offer Notice.

4.5.4 Acceptance of Offers. Within ten (10) business days after the First Offer Deadline, the Prospective Selling Stockholder shall inform each First Offer Purchaser, by written notice (the “Acceptance Notice”), of whether or not the Prospective Selling Stockholder will accept all (but not less than all) offers of the First Offer Purchasers. In the event the Prospective Selling Stockholder fails to furnish the Acceptance Notice within the specified time period, the Prospective Selling Stockholder shall be deemed to have decided not to Sell the Subject Shares to the First Offer Purchasers. If the Prospective Selling Stockholder decides not to Sell the Subject Shares to the First Offer Purchasers, each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer. Acceptance of such offers by the Prospective Selling Stockholder is without prejudice to the Prospective Selling Stockholder’s discretion under Section 4.4.3 to determine whether or not to consummate any Sale.

4.5.5 Additional Compliance. If at the end of the 120th day after the date of delivery of the Sale Notice, the Prospective Selling Stockholder and First Offer Purchasers or Prospective Buyer (if not a First Offer Purchaser), if any, have not completed the Sale of the Subject Shares (other than due to the failure of any First Offer Purchaser to perform its obligations under this Section 4.5), each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.5 separately complied with, in order to consummate a Transfer of such Subject Shares; provided, however, that in the case of such a separate Sale Notice in which the classes of Subject Shares and the per share price are unchanged and the number of Subject Shares is substantially the same, the applicable period to which reference is made in Sections 4.5.2 and 4.5.4 shall be three business days and two (2) business days, respectively, unless the failure to complete such proposed Sale resulted directly from any failure by the FCC to consent to such transfer; provided, that such consent is received within sixty (60) days of such 120th day.

4.5.6 Determination of the Number of Subject Shares to be Sold.

(a) In the event that, as of the First Offer Deadline, the number of Subject Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares, the Prospective Selling Stockholder shall provide notice of such shortfall to the First Offer Purchasers. Each First Offer Purchaser shall provide notice to the Prospective Selling Stockholder within two (2) business days of receipt of the notice from the Prospective Selling Stockholder if it wishes to purchase all or any portion of the Subject Shares comprising such shortfall. In the event that, after such two (2) additional business days, the number of Subject Shares offered to be purchased by the First Offer Purchasers is still less than the number of Subject Shares, (i) the Prospective Selling Stockholder may accept the offers of the First Offer Purchasers and, at the option of the Prospective Selling Stockholder, sell any remaining Subject Shares which the First Offer Purchasers did not elect to purchase to one or more Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice or (ii) if a single Prospective Buyer or group of Prospective Buyers is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Stockholder may Sell all (but not less than all) of the Subject Shares to such Prospective Buyer or group of Prospective Buyers at a price per share that is no less than the price set forth-in the Sale Notice rather than Sell any Subject Shares to the First Offer Purchasers. Such sales, if any, to Prospective Buyer(s) other than the First Offer Purchasers in accordance with clause (a) above shall be consummated together with the sale to the First Offer Purchasers.

(b) In the event that the Prospective Selling Stockholder has accepted the offers of the First Offer Purchasers and the aggregate number of Subject Shares offered to be purchased by (and to be sold to) the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Subject Shares shall be sold to the First Offer Purchasers as follows:

(i) there shall be first allocated to each First Offer Purchaser a number of Shares of each applicable class equal to the lesser of (A) the number of Shares of such class offered to be purchased by such First Offer Purchaser pursuant such holder’s First Offer Notice and any subsequent notice delivered by such First Offer Purchaser pursuant to the second sentence of Section 4.5.6(a), and (B) a number of Shares of such class equal to such First Offer Purchaser’s Pro Rata Portion; and

(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those First Offer Purchasers which offered to purchase a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion pro rata to each such First Offer Purchaser based upon the amount of such excess, or in such other manner as the First Offer Purchasers may otherwise agree.

In the event that the number of Subject Shares that each First Offer Purchaser will be permitted to purchase in a particular Sale is reduced in accordance with clauses (i) and (ii) above, the Prospective Selling Stockholder shall be responsible for determining the total number of Shares to be purchased by each First Offer Purchaser in the proposed Sale in accordance with this Section 4.5.6, and shall provide notice to each First Offer Purchaser of the number of Shares that such First Offer Purchaser will be purchasing in such Sale no later than three (3) business days prior to the consummation of such Sale.

In the event any holders of Shares exercise such holders’ rights under Section 4.1 to sell Shares in connection with a Sale to First Offer Purchasers pursuant to this Section 4.5, such Shares (as the case may be, reduced in accordance with Section 4.1.5) shall be deemed to be Subject Shares for purposes of this Section 4.5 and shall be allocated among the First Offer Purchasers in accordance with this Section 4.5.6.

4.5.7 Exempt Transaction. The parties hereto acknowledge and agree that the provisions of this Section 4.5 shall not apply in the event one or more Transfers in connection with a Change of Control and/or Strategic Investor Transaction pursuant to Section 4.2, or a Recapitalization Transaction pursuant to Section 4.3.

4.6 Period. The provisions of Section 4 shall expire as to any Share on the earlier of (i) a Change of Control, or (ii) the closing of the Qualified Public Offering (or in the case of Sections 4.2 and 4.3, the third anniversary of the closing of the Qualified Public Offering).

5. HOLDER LOCK UP.

In connection with each underwritten Public Offering, each Stockholder hereby agrees, at the request of the Company or the managing underwriters, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are agreed to by the Majority Principal Investors (or a majority of the shares of Class A Stock if there are no Principal Investors remaining) with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”); provided, however, that no Stockholder shall be required by this Section 5 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in (i) open market transactions or block purchases after the completion of the Initial Public Offering or (ii) a Public Offering, (b) Transfers to Permitted Transferees of such Stockholder permitted in accordance with the terms of this Agreement, (c) conversions of shares of Stock into other classes of Stock or securities without change of holder and (d) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization permitted in accordance with the terms of this Agreement.

6. REMEDIES.

6.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

6.2 Deposit. Without limiting the generality of Section 6.1, if any Stockholder fails to (a) deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 or (b) deliver to the Company or Midco, as the case may be, an affidavit of the registered owner of such Shares with respect to the ownership and the loss, theft, destruction or mutilation of the certificate evidencing such Shares accompanied by an indemnity reasonably satisfactory to the Company or Midco, as the case may be (it being understood that if the holder is a Qualified Institutional Investor, any other holder of Shares which is an entity regularly engaged in the business of investing in companies and meeting such requirements of creditworthiness as may reasonably be imposed by the Company or Midco, as the case may be, such Person’s own agreement will be satisfactory) such that the Company or Midco, as the case may be, is willing to issue a new certificate to the purchaser evidencing the Shares being Sold (a “Affidavit and Indemnity”), then such purchaser may, provided it signs an agreement agreeing to be bound by the terms of this Section 6.2 if it is not otherwise already agreeing to be bound by the terms of this Agreement generally, at its option and in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or, trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company or Midco, as the case may be, shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares (other than the right to receive the applicable purchase price in accordance with the terms of this Section 6.2) shall terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed) or upon delivery by such bolder of an Affidavit and indemnity to the Company or Midco, as the case maybe, such purchaser shall instruct the Escrow Agent to deliver the purchase price for such Shares (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser), less the reasonable fees and expenses of the Escrow Agent, to such holder. Each Stockholder hereby constitutes and appoints each Principal Investor, or any of them, with full power of substitution, as such Stockholder’s true and lawful representative and attorney-in-fact, in such Stockholder’s name, place and stead, to execute and deliver any escrow agreement in customary form entered into with respect to such Stockholder in accordance with this Section 6.2, and such Principal Investor shall provide a copy of such agreement to such Stockholder within five business days of execution; provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Stockholder.

7. LEGENDS.

7.1 Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY

BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

7.2 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE ACT; PROVIDED THAT THE ISSUER MAY REQUIRE THE TRANSFEROR TO DELIVER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER REGARDING THE AVAILABILITY OF SUCH AN EXEMPTION.”

7.3 Stop Transfer Instruction. The Company or Midco will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

7.4 Termination of 1933 Act Legend. The requirement imposed by Section 7.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company and Midco with the Securities Act, or (b) when such Shares have been registered pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144. Whenever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company or Midco, as the case may be, without expense, new certificates not bearing the legend set forth in Section 7.2 hereof.

7.5 Transfer of Common Stock. Prior to the consummation of the Initial Public Offering, unless the prior written consent of the Majority Principal Investors shall have been given, no holder of Shares shall Transfer any shares of Common Stock pursuant to this Agreement, the Participation, Registration Rights and Coordination Agreement or any other applicable agreement, unless one (1) shares of Class L Stock are Transferred together with every nine (9) share of Class A Stock Transferred to the applicable transferee; provided that such restriction on Transfer shall not limit the right of any individual to transfer one or more shares of Class L Stock or Class A Stock for the purposes of estate planning; provided, further, that at the discretion of the Board, such restriction on Transfer shall not limit the right of any Manager to transfer one or more shares of Class A Stock that are Incentive Shares; and provided, further, that conversions of (i) Class A-1 Common Stock to Class A-2 Common Stock, (ii) Class A-2 Common Stock to Class A-1 Common Stock, (iii) Class L-1 Common Stock to Class L-2 Common Stock, and (iv) Class L-2 Common Stock to Class L-1 Common Stock, shall not be deemed a Transfer.

7.6 Shares held by Co-Investment Vehicles. Each Principal Investor Group agrees to convert any shares of Class A-1 Common Stock and any shares of Class L-1 Common Stock held by the Co-Investment Vehicles of such Principal Investor Group at any time into shares of Class A-2 Common Stock and shares of Class L-2 Common Stock, respectively, upon the receipt thereof by such Co-Investment Vehicle.

8. AMENDMENT, TERMINATION, ETC.

8.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

8.2 Written Modifications. Except as provided in the second sentence of this Section 8.2, this Agreement may be amended, modified, extended, terminated or waived (“Amendment”), only by an agreement in writing signed by the Company and the Majority Principal Investors (or Stockholders holding a majority of the shares of Class A Stock held by Stockholders party hereto if there are no Principal Investors remaining). The consent of a Majority in Interest of the Bank Investor Shares shall be required for any Amendment that, by its terms, Discriminates against the holders of Bank Investor Shares as such under this Agreement, and the consent of any holder of Bank Investor Shares shall be required for any Amendment that, by its terms, Discriminates against such holder of Bank Investor Shares as such (compared to other holders of Bank Investor Shares) under this Agreement; provided that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to Discriminate against the holders of Bank Investor Shares as such simply because holders of Bank Investor Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders or (iii) have greater or lesser voting rights or powers than any other Stockholders. The consent of a Majority in Interest of the Other Investor Shares shall be required for any Amendment that, by its terms, Discriminates against the holders of Other Investor Shares as such under this Agreement; provided that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to Discriminate against the holders of Other Investor Shares as such simply because holders of Other Investor Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders or (iii) have greater or lesser voting rights or powers than any other Stockholders. A copy of each such Amendment shall be sent to each Stockholder and shall be binding upon each party hereto and each holder of Shares subject hereto except to the extent otherwise required by law; provided that the failure to deliver a copy of such Amendment shall not impair or affect the validity of such Amendment. The consent of a Majority in Interest of the Management Shares held by

Managers then employed by the Company shall be required for any Amendment that, by its terms, Discriminates against the holders of Management Shares as such under this Agreement; provided that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to Discriminate against the holders of Management Shares as such simply because holders of Management Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders, or (iii) have greater or lesser voting rights or powers than any other Stockholders. A copy of each such Amendment shall be sent to each Stockholder and shall be binding upon each party hereto and each holder of Shares subject hereto except to the extent otherwise required by law; provided that the failure to deliver a copy of such Amendment shall not impair or affect the validity of such Amendment. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 8.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the specified consent. Notwithstanding anything to the contrary herein, transferees or purchasers of Shares or Convertible Securities (including in connection with a Strategic Investor Transaction) that have complied with the provisions of Sections 3 and 4 hereof or Section 2 of the Participation, Registration Rights and Coordination Agreement shall be added as parties to this Agreement without obtaining any additional consent of the parties hereto

8.3 Withdrawal from Agreement. If the Company consummates an Initial Public Offering, then on and after the first date on which the holders of Shares immediately prior to the Initial Public Offering own less than fifty (50%) of the then outstanding Common Stock (“Aggregate Sell Down Percentage”), any holder of Shares that, together with its Affiliates, holds less than one percent (1%) of the then outstanding shares of Common Stock may elect (on behalf of itself and all of its Affiliates that hold Shares) (“Individual Sell Down Percentage”), by written notice to the Company and the Principal Investor Groups, to (a) withdraw all Shares held by such holder and all of its Affiliates from this Agreement (shares withdrawn pursuant to this clause (a), the “Withdrawn Shares”) and (b) terminate this Agreement with respect to such holder and its Affiliates (holders and Affiliates withdrawing pursuant to this clause (b), the “Withdrawing Holders”). From the date of delivery of such withdrawal notice, the Withdrawn Shares shall cease to be Shares subject to this Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that such Withdrawing Holders, if they are members of a Principal Investor Group, shall comply with, and cause the other members of such Principal Investor Group to comply with, such Principal Investor Group’s obligations under Section 4.5.6 of the Company’s certificate of incorporation to cause the removal or resignation of any directors designated by such Principal Investor Group; provided, further, that the Withdrawing Holders shall nonetheless be obligated under Section 5 with respect to any Pending Underwritten Offering to the same extent that they would have been obligated if they had not withdrawn. The Company shall make best efforts to provide all Investors a written notice promptly following the first date on which the holders of Shares immediately prior to the Initial Public Offering own less than fifty (50%) of the then outstanding Common Stock.

Any amendment to this Section 8.3 adversely affecting the Bank Investors (including, without limitation, decreasing the Aggregate Sell Down Percentage or the Individual Sell Down Percentage) shall require the consent of the Majority in Interest of the holders of Bank Investor Shares.

8.4 Effect of Termination. No termination under this Agreement (including pursuant to Section 8.3) shall relieve any Person of liability for breach prior to termination.

9. DEFINITIONS. For purposes of this Agreement:

9.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 9:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

9.2 Definitions. The following terms shall have the following meanings:

“Acceptance Notice” shall have the meaning set forth in Section 4.5.4.

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affidavit and Indemnity” shall have the meaning set forth in Section 6.2.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, a private equity investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Aggregate Sell Down Percentage” shall have the meaning set forth in Section 8.3.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 8.2.

“Bank Investor” shall have the meaning set forth in the preamble.

“Bank Investor Shares” shall mean all Shares held by a Bank Investor. Any Bank Investor Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Bank Investor Shares in the hands of such Permitted Transferee.

“BMPI Services LLC” shall mean any Person designated by the Majority Principal Investors, through which Haim Saban and/or any of his Affiliates provides services to the Company and its subsidiaries and/or through which Haim Saban and/or any of his Affiliate will receive equity incentives in connection with the Company and its subsidiaries.

“Board” shall mean the board of directors of the Company, or any duly authorized committee thereof.

“Business” means the business of the Company and its subsidiaries conducted at the any given time or which the Board has authorized the Company to develop or pursue (by acquisition or otherwise), which currently consist of Spanish-language media in the U.S., including Spanish-language television broadcast networks, Spanish-language radio broadcast networks, ownership and operation of Spanish-language television and radio stations, Spanish-language music recording and music publishing, and Spanish-language Internet portals.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, transaction or Transfer of securities of the Company by its stockholders, or series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own, directly or indirectly, capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power) of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any “group” (as defined in the Exchange Act Rules), other than Qualified Institutional Investors (and in the case of a “group”, excluding a percentage of such “group” equal to the percentage of the voting power of such -group controlled by any Qualified Institutional Investors), excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company. For the avoidance of doubt, none of the following shall, in and of itself, constitute a “Change of Control”: (x) a spin-off or sale of one of the businesses of the Company or any subsidiary thereof, or a comparable transaction, or (y) a transaction in which, after giving effect thereto, the Principal Investors and their Affiliates continue to own, directly or indirectly, more than fifty percent (50%) of the equity (measured by economic value or voting power) (i) of the Company or other surviving entity in the case of a transaction of the sort described in clause (a) above, (ii) of the Company in the case of a transaction of the sort described in clause (b) above or (iii) of the acquiring entity in the case of a transaction of the sort described in clause (c) above. The parties hereto acknowledge and agree that a Strategic Investor Transaction shall not constitute a Change of Control for the purposes of this Agreement.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Stock” shall mean the Class A Common Stock, par value $.001 per share, of the Company, which is comprised of Class A-1 Common Stock and Class A-2 Common Stock.

“Class A and L Proceeds” shall have the meaning set forth in the Recitals.

“Class L Stock” shall mean the Class L Common Stock, par value $.001 per share, of the Company, which is comprised of Class L-1 Common Stock and Class L-2 Common Stock.

“Closing” shall have the meaning set forth in Section 1.1.

“Co-Investment Vehicle” shall mean any one of (a) the MDP Co-Investment Vehicles, collectively, (b) the PEP Co-Investment Vehicles, collectively, (c) the THL Co-Investment Vehicles, collectively, and (d) the TPG Co-Investment Vehicles, collectively.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Competitor” shall mean, with respect to any portion of the Business (i.e. product or service provided in a given geographic area), any Person that is determined, in good faith, by the Board, after consultation with the Company’s senior management and competition counsel, to be (a) in the same product or service (for illustration purposes only, music distribution, Internet portals, radio broadcasting and television broadcasting, whether or not in the same format, for illustration purposes only, Hispanic or English) and general geographic markets as such portion of the Business, (b) a provider of a material amount of programming to the Business or provides any other critical goods or services to the Business, other than a Strategic Investor approved in writing by the Majority Principal Investors, and (c) an Affiliate of any Person specified in clauses (a) or (b), provided, however, that a Permitted Transferee of a Stockholder that acquires Shares from such Stockholder pursuant to Section 3.1.1 shall not be a Competitor with respect to such Shares or Shares subsequently acquired by such Permitted Transferee pursuant to this Agreement with respect to such Shares if such Permitted Transferee (x) agrees in writing to hold the Shares being acquired in the applicable Transfer and any Shares subsequently acquired by such Permitted Transferee from time to time solely for passive investment purposes, (y) does not operate or “control” (as defined in the definition of Affiliate) an operating business and (z) agrees that the Company, at the direction of the Majority Principal Investors, may limit or restrict the rights otherwise available to such Permitted Transferee under this Agreement or any other agreement by virtue of it holding Shares if the Majority Principal Investors determine that doing so is in the best interest of the Company and its subsidiaries. The decision of the Board, after consultation with the Company’s senior management and competition counsel, as to a Person that constitutes a Competitor shall be final and binding upon the Stockholders and their Affiliates and Permitted Transferees.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock, options, warrants or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock, including any Options and Warrants.

“DGCL” means the Delaware General Corporation Law, as amended.

“Discriminate(s)” and “Discrimination” mean, with respect to a specified party, to discriminate against such specified party as compared to other applicable parties in a manner that is, or is reasonably expected to be, materially and disproportionately adverse to the specified party.

“Drag Along Recapitalization Notice” shall have the meaning set forth in Section 4.3.1.

“Drag Along Recapitalization Percentage” shall have the meaning set forth in Section 4.3.

“Drag Along Recapitalization Sale” shall have the meaning set forth in Section 4.3.

“Drag Along Sale” shall have the meaning set forth in Section 4.2.

“Drag Along Sale Notice” shall have the meaning set forth in Section 4.2.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

“Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 6.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Act Rules” shall mean the rules adopted by the Commission under the Exchange Act.

“Fair Market Value” shall mean, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share (which, in the case of Options, shall equal the Fair Market Value of the share underlying such Option less the exercise price for such Option) as of the applicable reference date.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

“FCC” shall mean the Federal Communications Commission or any successor entity.

“First Offer Deadline” shall have the meaning set forth in Section 4.5.2.

“First Offer Holder” shall have the meaning set forth in Section 4.5.1.

“First Offer Notice” shall have the meaning set forth in Section 4.5.2.

“First Offer Purchaser” shall have the meaning set forth in Section 4.5.2.

“Incentive Shares” shall mean all Shares and Options held by a Manager that are subject to vesting or other service or performance based conditions to ownership, treating such Options as a number of Incentive Shares equal to the maximum number of Shares for which such Options may at the time be exercised.

“Individual Sell Down Percentage” shall have the meaning set forth in Section 8.3.

“Initial Public Offering” shall mean the initial underwritten Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Investors” shall have the meaning set forth in the Preamble.

“Majority in Interest” shall mean with respect to Shares of one or more class(es), a majority in number of such Shares of the applicable class(es).

“Majority MDP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the MDP Investors.

“Majority PEP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the PEP Investors.

“Majority Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding Common Stock then held by all Principal Investor Groups (without taking into account Shares held by Co-Investment Vehicles that are part of such Group) and (b) a majority of the Principal Investor Groups; provided, that if the aggregate number of Principal Investor Groups is an even number and a majority of the Principal Investor Groups has not reached agreement or consented with respect to a matter, the term “Majority Principal Investors” shall have the meaning set in paragraph (a) of this definition only; and provided, further, that for purposes of Sections 2, 4.2, 4.3 and 4.4, at such time as there are no Principal Investors remaining, Investors holding at least 60% majority of the outstanding Class A Stock then held by Investors party to this Agreement.

“Majority SCG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the SCG Investors.

“Majority THL Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the THL Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the TPG Investors.

“Management Shares” shall mean all Shares held by a Manager. Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Managers” shall have the meaning set forth in the Preamble.

“MDP” shall mean, as of any date, Madison Dearborn Capital Partners IV, L.P., MDCPIV Intermediate (Umbrella), L.P., Madison Dearborn Capital Partners V-A, L.P., MDCPV Intermediate (Umbrella), L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“MDP Co-Investment Vehicles” shall mean, as of any date, MDCP Foreign Co-Investors (Umbrella), L.P., MDCP US Co-Investors (Umbrella), L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of MDP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither MDCPIV Intermediate (Umbrella), L.P., MDCPV Intermediate (Umbrella), L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“MDP Investors” shall mean, as of any date, MDP, the MDP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals

“Midco” shall have the meaning set forth in the Preamble.

“Minimum Total Combined Investment” means shares of Common Stock valued at an initial cost of $120,000,000 as of March 29, 2007, subject to reduction effective immediately prior to any Proportionate Reduction Event; provided, however, that no such reduction shall be made to the extent that the effect of such Proportionate Reduction Event is to offset the effect of any Proportionate Increase Event occurring since the later of: (x) the most recent Proportionate Reduction Event, if any, for which a reduction was made, and (y) the date of the Closing.

“Opco” shall have the meaning set forth in the Recitals.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company, Midco or any direct or indirect subsidiary thereof, or any right to purchase shares pursuant to this Agreement.

“Other Investor Shares” shall mean all Shares held by an Other Investor. Any Other Investor Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Other Investor Shares in the hands of such Permitted Transferee.

“Other Investors” shall have the meaning set forth in the Preamble.

“Participating Seller” shall have the meaning set forth in Sections 4.2.1.

“Participation, Registration Rights and Coordination Agreement” shall mean the Participation, Registration Rights and Coordination Agreement of even date herewith among the Company, Midco and certain stockholders of the Company and Midco.

“Pending Underwritten Offering” means, with respect to any Withdrawing Holder withdrawing from this Agreement pursuant to Section 8.3, any underwritten Public Offering for which a registration statement relating thereto is or has been filed with the Commission either prior to, or not later than the sixtieth day after, the effectiveness of such Withdrawing Holder’s withdrawal from this Agreement.

“PEP” shall mean, as of any date, Providence Equity Partners V (Umbrella US) L.P., Providence Equity Partners VI (Umbrella US) L.P., Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“PEP Co-Investment Vehicles” shall mean, as of any date, Providence Co-Investors (Univision) L.P., Providence Co-Investors (Univision US) L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of PEP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“PEP Investors” shall mean, as of any date, PEP, the PEP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Permitted Transferee” shall mean, in respect of (a) any Investor, (i) any Affiliate of such Investor or (ii) any successor entity or with respect to an investor organized as a trust, any successor trustee or co-trustee of such trust, (b) any SCG Investor, (i) any Person which is controlled by or for the benefit of Haim Saban or Cheryl Saban (or in the event of their divorce, their subsequent respective spouses) (collectively “Saban”) or their Family Members, (ii) then-current or former officers and/or employees of Saban or entities controlled by Saban who were issued such interests as a result of or in connection with their employment by Saban, or such officers’ and/or employees’ Family Members to the extent they receive such transferred interests initially issued to such officer or employee as a result of or in connection with his or her employment by Persons controlled by Saban (iii) any trust, custodianship or other entity created for estate or tax planning purposes all of the beneficiaries of which are any of the persons listed in clause (i) to (iii) of this paragraph (b), (c) any Manager, any Family Member of such Manager, the Company or any subsidiary thereof, and (d) any holder of Shares who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable laws of descent an distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order; in each case described in clauses (a) through (d), only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.2 (it being understood that any Transfer not meeting the foregoing conditions but purporting to rely on Section 3.1.1 shall be null and void). In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” shall mean the 8.64% Cumulative Preferred Stock, par value $.001 per share, of Midco.

“Principal Investor” shall have the meaning set forth in the preamble.

“Principal Investor Group” shall mean any one of (a) the MDP Investors, collectively, (b) the PEP Investors, collectively, (c) the SCG Investors, collectively, (d) the THL Investors, collectively, and (e) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time after the Closing, and at all times thereafter, as such Principal Investor Group ceases to hold Shares representing a Total Combined Investment of at least the Minimum Total Combined Investment (excluding, in each case, Shares held by Co-Investment Vehicles that constitute part of such Principal Investor Group); provided, further, that no adjustment or modification to the term “Minimum Total Combined Investment” shall cause any former Principal Investor Group to again become a Principal Investor Group. Where this Agreement provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by the Majority MDP Investors, the Majority PEP Investors, the Majority THL Investors, the Majority TPG Investors, or the Majority SCG Investors, as the case may be, except as otherwise specifically set forth herein.

“Principal Investor Majority” shall mean, with respect to a transaction between the Company or one of its subsidiaries on the one hand and a Principal Investor Group (or any member thereof) or one of its, or their, Affiliates on the other (a “Group Related Affiliate”), (a) Principal Investor Groups that are not and whose Affiliates are not Group Related Affiliates and who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Principal Investor Groups that are not and whose Affiliates are not a Group Related Affiliate with respect to such transaction, or (b) if each Principal Investor Group and/or an Affiliate of each Principal Investor Group is a Group Related Affiliate with respect to such transaction, the Majority Principal Investors.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 5.

“Pro Rata Portion” shall mean.

(a) for purposes of Section 4.1.4, with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares of the applicable class that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Tag Eligible Shares of the applicable class held by such Tag Along Seller and the denominator of which is the aggregate number of Tag Eligible Shares of the applicable class held by all Tag Along Sellers; and

(b) for purposes of Section 4.5.6, with respect to each First Offer Purchaser, a number of Shares equal to the aggregate number of Subject Shares of the applicable class multiplied by a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such First Offer Purchaser and the denominator of which is the aggregate number of Shares of the applicable class held-by all First Offer Purchasers.

“Proceeds” shall have the meaning set forth in the Recitals.

“Proportionate Event” shall mean, at any time that immediately prior thereto there is more than one Principal Investor Group, the consummation of any transaction or series of related transactions (including pursuant to a Recapitalization Transaction), whether or not the Company is a party thereto, that effects a reduction (a “Proportionate Reduction Event”) or increase (a “Proportionate Increase Event”) in the Total Combined Investment of the Principal Investor Group’s holdings that, in the good faith determination of the Majority Principal Investors (identified as of immediately prior to such consummation), is substantially proportionate with respect to each such Principal Investor Group’s holdings.

“Proportionate Increase Event” shall have the meaning set forth in the definition of Proportionate Event.

“Proportionate Reduction Event” shall have the meaning set forth in the definition of Proportionate Event.

“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries or any other Stockholder, proposing to purchase or otherwise acquire Shares from a Prospective Selling Stockholder.

“Prospective Selling Stockholder” shall mean-.

(a) for purposes of Section 3.3, any Investor that proposes to Transfer any Shares to any Prospective Buyer;

(b) for purposes of Section 4.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer, including a First Offer Purchaser pursuant to Section 4.5;

(c) for purposes of Section 4.2, any Stockholder forming part of the acting Majority Principal Investors that has elected to exercise the drag along right provided by such Section; and

(d) for purposes of Section 4.5, any Stockholder that proposes to Transfer any Shares in a transaction that is subject to such Section.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Qualified Institutional Investors” shall mean each of the Principal Investors, the Bank Investors and the respective Affiliates of the foregoing Persons.

“Qualified Public Offering” shall mean the first underwritten Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or a comparable form) in which (i) the aggregate price to the public of all Common Stock sold in such offering in combination with the aggregate price to the public of all Common Stock sold in any previous underwritten Public Offerings (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or any comparable form) shall exceed One Billion Dollars ($1,000,000,000), and (ii) at least 20% of the Common Stock of the Company shall have been sold in such offerings.

“Recapitalization Transaction” shall mean a transaction approved by the Majority Principal Investors in which one or more classes of securities issued by the Company or any of its direct or indirect subsidiaries are, in whole or in part, converted into, or exchanged for, cash or securities in another form issued by the Company, any of its direct or indirect subsidiaries, a newly formed parent or affiliated Persons, including a Strategic Investor Transaction.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Sale Notice” shall have the meaning set forth in Section 4.5.1.

“SCG Investors” shall mean, as of any date, SCG Investments II, LLC and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Securities Act” shall mean the Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.

“Shares” shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Convertible Securities and (b) all Convertible Securities held by a Stockholder (treating such Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). Notwithstanding the foregoing, Shares shall include Management Shares for all purposes of this Agreement, provided that, with respect to Section 4.5, (x) Shares held by a Prospective Selling Stockholder shall include all Management Shares, and (y) Shares held by Persons other than a Prospective Selling Stockholder shall only include Management Shares which are not Incentive Shares.

“Stock” shall mean the Common Stock and the Preferred Stock.

“Stockholders” shall have the meaning set forth in the Preamble.

“Strategic Investor” shall mean any (a) Person that is determined by the Majority Principal Investors to be a potential strategic investor in the Company or any of its subsidiaries and (b) any Affiliate and/or co-investor of any such Person specified in clause (a).

“Strategic Investor Transaction” shall mean a transaction approved by the Majority Principal Investors in which one or more classes of securities (including Convertible Securities and rights therefore and debt securities) issued by the Company or any of its direct or indirect subsidiaries are to be issued to one or more Strategic Investors and/or required by the Majority Principal Investors to be Sold by the Stockholders to one or more Strategic Investors; provided, however, that (A) any such transaction is consummated within twenty four (24) months after the Closing Date, and (B) the reduction in the ownership of the Company or any of its subsidiaries resulting from such transaction shall be on a pro rata basis among all Stockholders (other than (i) de minimis differences, (ii) if agreed by the Majority Principal Investors, securities held by the management of the Company and its subsidiaries or any other stockholder thereof which is not a Principal Investor being reduced, if at all, on a less than pro rata basis, and (iii) if such transaction is consummated on or prior to September 30, 2008, the SCG Investors not being obligated to Sell Shares resulting, after giving effect to such Strategic Investor Transaction, in the SCG Investors, in the aggregate, holding Shares valued at an initial cost of less than $250,000,000); provided, that each Principal Investor Group shall have the right to determine the type and number of Shares and/or other securities that shall be transferred by each member of its own Principal Investor Group to satisfy its pro rata portion of the securities to be Sold in such transaction. For the purposes of the Bank

Investors only, a transaction shall not be deemed a “Strategic Investor Transaction” (i) if the Strategic Investor is an Affiliate of any of the Principal Investors immediately prior to such transaction, or (ii) if the consideration per share received by such Bank Investors in connection with the Sale of any Shares held by such Bank Investors pursuant to such transaction is less than the consideration paid for such Shares issued at Closing that are held by such Bank Investors.

“Subject Shares” shall have the meaning set forth in Section 4.5.1(a).

“Subscription Agreements” shall mean (i) the Subscription Agreements by and among the Company, Midco and the applicable Investors dated as of March 29, 2007, (ii) the Subscription Agreements by and among the Company, Midco and the Managers, dated as of March 29, 2007, and (iii) any other subscription agreement the Company or Midco enters into, pursuant to which Shares are issued.

“subsidiary” of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Tag Along Holder” shall have the meaning set forth in Section 4.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 4.1.2.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1(a).

“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.

“Tag Eligible Shares” shall mean, at any time, all Shares that (a) are not Management Shares, or (b) are Management Shares that will be Vested Shares as of the proposed Transfer date specified in the Tag Along Notice, if so specified, and otherwise the anticipated Transfer date as reasonably determined in good faith by the Prospective Selling Stockholder.

“THL” shall mean, as of any date, Thomas H. Lee Equity Fund VI, L.P., THL Equity Fund VI Investors (Univision), L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“THL Co-Investment Vehicles” shall mean, as of any date, THL Equity Fund VI Intermediate Investors (Univision), L.P., THL Equity Fund VI Intermediate Investors (Univision US), L.P., THL Equity Fund VI Investors (GS), LLC and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities, warrants or options to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of THL, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither THL Equity Fund VI Investors (Univision), L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“THL Investors” shall mean, as of any date, THL, the THL Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Total Combined Investment” means with respect to a Person or group of Persons at any time, the number of shares of Common Stock then held by such Person or group.

“TPG” shall mean, as of any date, TPG Umbrella IV, L.P., TPG Umbrella V, L.P., TPG Umbrella International IV, L.P., TPG Umbrella International V, L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“TPG Co-Investment Vehicles” shall mean, as of any date, TPG Umbrella Co-Investment, L.P., TPG Umbrella International Co-Investment, L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities, warrants or options to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of TPG, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither TPG Umbrella International IV, L.P., TPG Umbrella International V, L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“TPG Investors” shall mean, as of any date, TPG, the TPG Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares (or any voting or economic interest therein) to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 3 (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee (in which case, to the extent such transferee then holds assets in addition to Shares, the determination of the purchase price deemed to have been paid for the Shares held by such transferee in such deemed Transfer for purposes of the provisions of Sections 3 and 4 shall be made by the Board in good faith) or (b) with respect to a holder of Shares which was formed for the purpose of holding Shares, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder or of the party transferring the equity of such holder. For the avoidance of doubt, a conversion of Class A-1 Stock to Class A-2 Stock, and vice versa, and the conversion of Class L-1 Stock to Class L-2 Stock, and vice versa, shall not be deemed as a Transfer.

“Univision” shall have the meaning set forth in the Recitals.

“Unvested Shares” shall mean, with respect to a Manager at any time, the Management Shares held by such Manager which remain subject to vesting requirements or other service or performance based conditions to ownership at such time.

“Vested Shares” shall mean, with respect to a Manager at any time, the Management Shares held by such Manager which are not subject to vesting requirements or other service or performance based conditions to ownership at such time.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Withdrawing Holders” shall have the meaning set forth in Section 8.3.

“Withdrawn Shares” shall have the meaning set forth in Section 8.3.

10. MISCELLANEOUS.

10.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation -of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and Midco shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

10.2 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, Midco or Opco, to it:

c/o Univision Communications Inc.

1999 Avenue of the Stars, Suite 3050

Los Angeles, California 90067

Facsimile No.: (310) 556-1526

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

if to a MDP Investor or to the MDP Principal Investor Group, to it:

c/o Madison Dearborn Partners

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1221

Attention: James N. Perry, Jr.

with a copy (which shall not constitute notice) to:

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1041

Attention: Mark Tresnowski, Esq.

if to a PEP Investor or to the PEP Principal Investor Group, to it:

c/o Providence Equity Partners Inc.

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 751-1790

Attention: Jonathan M. Nelson

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

If to a SCG Investor or to the SCG Principal Investor Group, to it:

c/o Saban Capital Group

10100 Santa Monica Boulevard

Los Angeles, California 90067

Facsimile No.: (310) 557-5100

Attention: Adam Chesnoff

with a copy (which shall not constitute notice) to:

10100 Santa Monica Boulevard

Suite 2600

Los Angeles, California 90067

Facsimile No.: (310) 557-5103

Attention: Niveen Tadros, Esq.

If to a THL Investor or to the THL Principal Investor Group, to it:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 227-3514

Attention: Scott Sperling

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 772-8333

Attention: David P. Kreisler, Esq.

If to a TPG Investor or to the TPG Principal Investor Group, to it:

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Facsimile No.: (817) 871-4010

Attention: Clive D. Bode

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Facsimile No.: (212) 225-3999

Attention: Paul L. Shim, Esq.

If to any other Stockholder, to it at the address set forth on Exhibit A, or if not set forth thereon, in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

10.3 Binding Effect, Etc. Except for restrictions on the Transfer of Shares set forth in other written agreements, plans or documents and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of-the foregoing shall be null and void.

10.4 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

10.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon. the signatory thereto with the same force and effect as if the signature were an original.

10.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

10.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be corporations, partnerships, limited liability companies or trusts, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, manager or trustee of any Stockholder or of any partner, member, manager, trustee, Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner, member, manager or trustee of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

10.8 Aggregation of Shares. All Shares held by a Stockholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights or incurrence of any obligations under Sections 4. Within any Principal Investor Group, the Principal Investors who are members of such Principal Investor Group may allocate the ability to exercise any rights and/or the incurrence of any obligations under this Agreement in any manner that such Principal Investor Group (by a Majority in Interest of the Shares held by such Principal Investor Group) sees fit.

10.9 Obligations of Company, Midco and Opco. Each of the Company, Midco and Opco shall be jointly and severally liable for any payment obligation of any of the Company, Midco or Opco pursuant to this Agreement.

10.10 Confidentiality; Opportunities. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 11.10 by such Stockholder or its Affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Stockholder; provided, however, that a Stockholder may disclose confidential information (v) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (w) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 11.10 as if a Stockholder, (x) to any Affiliate, partner, member or related investment fund of such Stockholder and their respective directors, employees and consultants, in each case in the ordinary course of business, (y) as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, that the acts and omissions of any Person to whom such Stockholder may disclose confidential information pursuant to clauses (v) through (x) of the preceding proviso shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 11.10. Each of the parties hereto acknowledge that the Investors or any of their Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprise which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprise. Nothing in this Section 11.10 shall preclude or in any way restrict the Investors or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company. Notwithstanding anything to the contrary herein, the parties expressly acknowledge and agree that: (a) the Investors, members of the Board of Directors designated by such Investors and Affiliates of such Investors have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company, Midco or Opco or any of their respective Affiliates, including those deemed to be competing with the Company, Midco or Opco or any of their respective Affiliates; and (b) in the event that an Investor, any member of the Board of Directors designated by such Investor or any Affiliate of such Investor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Company, Midco, Opco or any Affiliate thereof, such Investor, member of the Board of Directors designated by such Investor or Affiliate of such Investor shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, Midco, Opco or any Affiliate thereof, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, Midco, Opco or any Affiliate thereof or the Stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Investor, any Affiliate thereof or related investment fund thereof, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

10.11 Opportunities. Subject to Section 10.10, each of the parties hereto acknowledge that the Investors or any of their Affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprise which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprise. Nothing in Section 10.10 shall preclude or in any way restrict the Investors or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company. Notwithstanding anything to the contrary herein, the parties expressly acknowledge and agree that: (a) the Investors, members of the Board of Directors designated by such Investors and Affiliates of such Investors, have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company, Midco or Opco or any of their respective Affiliates, including those deemed to be Competitors; (b) in the event an Investor, member(s) of the Board of Directors designated by such Investor or Affiliates of such Investor (other than Affiliates of the Bank Investors, to the extent such Affiliates are not limited partners of the Bank Investors), directly or indirectly, engage (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-traded company) in the same or similar business activities or lines of business as the Company, Midco or Opco or any of their respective Affiliates, including those deemed to be Competitors, such Investor shall promptly disclose to the Board, in reasonable detail, the nature and identity of such business activities or lines of business and shall provide the Board additional information as reasonably requested thereby in connection with such activity, and (c) in the event that an Investor, members of the Board of Directors designated by such Investors or any Affiliate of such Investor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Company,

Midco, Opco or any Affiliate thereof, such Investor, members of the Board of Directors designated by such Investors or Affiliate of such Investor shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, Midco, Opco or any Affiliate thereof, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, Midco, Opco or any Affiliate thereof or the Stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Investor, any Affiliate thereof or related investment fund thereof, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

10.12 Information Rights.

10.12.1 Historical Financial Information. The Company will furnish the following to each Stockholder:

(a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders equity for the periods covered thereby.

(b) As soon as available, and in any event within 60 days after the end of each fiscal quarter of the Company for the first three fiscal quarters of a fiscal year, the consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal year, in comparative form, all in reasonable detail.

10.12.2 Satisfaction. Notwithstanding anything to the contrary in Section 10.12.1, the Company may satisfy its obligation thereunder by (a) providing the financial statements of any of Midco or Opco to the extent such financial statements reflect the entirety of the operations of the business or (b) filing such financial statements of the Company, Midco or Opco, as applicable, with the Commission on EDGAR or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 10.12.1 shall be satisfied so long as it transmits such materials to the Stockholders within the time periods specified in Section 10.12.1, notwithstanding that such materials may be actually be received after the expiration of such periods.

10.12.3 Period. Each of the foregoing provisions of Section 10.12.1 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

11. GOVERNING LAW.

11.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

11.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being beard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.2 hereof is reasonably calculated to give actual notice.

11.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN

RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	BROADCASTING MEDIA PARTNERS, INC.

	By:	*
	Name:	James C. Carlisle
	Title:	Vice President

MIDCO:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	*
	Name:	James C. Carlisle
	Title:	Vice President

ACQUISITION SUB:	UMBRELLA ACQUISITION, INC.

	By:	*
	Name:	James C. Carlisle
	Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ James C. Carlisle
Name:	James C. Carlisle
Title:	Vice President

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

THE PRINCIPAL INVESTORS:

MDP INVESTORS

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MDCPIV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners IV, L.P. its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

MDCPV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MDCP FOREIGN CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MDCP US CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of MDP INVESTORS:

/s/ James N. Perry, Jr.
Name:	James N. Perry, Jr.
Title:	Managing Director

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

PEP INVESTORS

PROVIDENCE INVESTORS V (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE EQUITY PARTNERS V (UMBRELLA US) L.P.

By:	Providence Equity GP V L.P., its General Partner

By:	Providence Equity Partners V L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE INVESTORS VI (UNIVISION) L.P.

By:	Providence VI Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE EQUITY PARTNERS VI (UMBRELLA US) L.P.

By:	Providence Equity GP VI L.P., its General Partner

By:	Providence Equity Partners VI L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

PROVIDENCE CO-INVESTORS (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE CO-INVESTORS (UNIVISION US) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of PEP INVESTORS:

/s/ Mark Masiello
Name:	Mark Masiello
Title:	Managing Director

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

SCG INVESTMENTS II, LLC, a Delaware LLC

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	Manager

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

TPG INVESTORS

TPG UMBRELLA IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA V, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA INTERNATIONAL IV, L.P.

By:	TPG Advisors IV, Inc., its general partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

TPG UMBRELLA INTERNATIONAL V, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA INTERNATIONAL CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its general partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of TPG INVESTORS:

By:	/s/ Clive D. Bode
Clive D. Bode

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

THL INVESTORS

THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*
Name:	Scott Sperling
Its:	Managing Director

THL EQUITY FUND VI INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*
Name:	Scott Sperling
Its:	Managing Director

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors, LLC, its general partner

By:	*
Name:	Scott Sperling
Its:	Managing Director

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION US), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*
Name:	Scott Sperling
Its:	Managing Director

THL EQUITY FUND VI INVESTORS (GS), LLC

By:	THL Equity Advisors VI, LLC, its Manager

By:	*
Name:	Scott Sperling
Its:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of THL INVESTORS:

By:	/s/ Scott Sperling
Name:	Scott Sperling
Its:	Managing Director

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

THE BANK INVESTORS:

BACI INVESTORS INTERMEDIATE (UNIVISION), L.P.

By:	Banc of America Capital Management V, L.P.
Its:	General Partner

By:	/s/ Edward A. Balloch
Name:	Edward A. Balloch
Title:	Chief Financial Officer

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

CREDIT SUISSE INVESTORS INTERMEDIATE (UNIVISION), L.P.

By:	GSS Holdings (Univision – CS), Inc.
Its:	General Partner

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

DB INVESTORS INTERMEDIATE (UNIVISION), L.P.

By:	DB (Univision), LLC
Its:	General Partner

By:	GSS Holdings (Univision), Inc.
Its:	Sole Member

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

LB INVESTORS INTERMEDIATE (UNIVISION), L.P.

By:	LB (Univision), LLC
Its:	General Partner

By:	/s/ Alex Kirk
Name:	Alex Kirk
Title:	Member

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

RBS INVESTORS INTERMEDIATE (UNIVISION), L.P.

By:	RBS (Univision), LLC
Its:	General Partner

By:	GSS Holdings (Univision – RBS), Inc.
Its:	Sole Member

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

WCP UNIVISION, L.P.

By:	/s/ Walter Simmons
Name:	Walter Simmons
Title:	Partner

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

MANAGERS:

ANDREW W. HOBSON

/s/ Andrew W. Hobson

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

RAY RODRIGUEZ

/s/ Ray Rodriguez

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

JOSEPH UVA

/s/ Joseph Uva

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

Exhibit A

Stockholder	Address	With Copies to:
BACI Investors Intermediate (Univision), L.P.

c/o Banc of America Capital Investors V, L.P.

Bank of America Corporate Center

100 North Tryon Street, 25th Floor

Charlotte, NC 28255

Attn: Craig Elston & Robert Sheridan

Fax: (704) 386-6432

Phone: (704) 386-1324

Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60601 Facsimile No. (312) 861-2200 Attention: Margaret A. Gibson, P.C.

Credit Suisse Investors Intermediate (Univision), L.P.	c/o Credit Suisse Strategic Partners 11 Madison Avenue New York, New York 10010 Attn: Peter Song Fax: (646) 935-7048 Phone: (212) 538-5295	Credit Suisse Strategic Partners 305 Park Avenue South New York, New York 10010 Attn: Stephen Ramsthaler Fax: (646) 935-7704

DB Investors Intermediate (Univision), L.P.	c/o DB Investment Partners, Inc. attn: Michael Thomas Iben 60 Wall St. New York, NY 10005 Phone: (212) 295-2742 Fax: (212) 797-4876	Jennifer Leyton Deutsche Bank 60 Wall Street, NY, NY 10005 Phone: 212-250-4575 E-mail: Jennifer.leyton@db.com Fax: 212-797-4876

LB Investors Intermediate (Univision), L.P.	c/o Lehman Brothers 1301 Avenue of the Americas New York, New York 10019 Attn: Ashvin Rao Email: ashvin.rao@lehman.com Fax: (646) 834-4769 Phone: (212) 526-5902	Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60601 Facsimile No. (312) 861-2200 Attention: Margaret A. Gibson, P.C.

RBS Investors Intermediate (Univision), L.P.

c/o Royal Bank of Scotland, acting through its Equity

Finance Division

Global Banking & Markets

4th Floor, 135 Bishopsgate, London

EC2M 3UR, United Kingdom

Attention: Gavin Petken

Fax: 44(0)20.7085.2258

Phone: 44(0)20.7085.2248

Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60601 Facsimile No. (312) 861-2200 Attention: Margaret A. Gibson, P.C.

WCP Investors Intermediate (Univision), L.P.	Wachovia Capital Partners 2006, LLC Attention: Walker Simmons 301 South College Street, 12th Floor Charlotte, NC 28288-0732 Fax: (704) 383-6538 Phone: (704) 383-4991	Wachovia Capital Partners 2006, LLC Attention: Michele Bailey 301 South College Street, 12th Floor Charlotte, NC 28288-0732 Fax: (704) 715-6817 Phone: (704) 715-1543
Andrew H. Hobson	c/o Univision Communications Inc. 10100 Santa Monica Boulevard Suite 2600 Los Angeles, California 90067

Ray Rodriguez	c/o Univision Communications Inc. 10100 Santa Monica Boulevard Suite 2600 Los Angeles, California 90067

Joseph Uva	c/o Univision Communications Inc. 10100 Santa Monica Boulevard Suite 2600 Los Angeles, California 90067

SCHEDULE I

Stockholder Name	Class A-1 Common Stock	Class A-2 Common Stock	Class L-1 Common Stock	Class L-2 Common Stock	Preferred Stock
MDP Investors
Madison Dearborn Capital Partners IV, L.P.	1,504,710		167,190		420,235
MDCPIV Intermediate (Umbrella), L.P.	311,853		34,650		87,094
Madison Dearborn Capital Partners V-A, L.P.	1,672,753		185,861		467,165
MDCPV Intermediate (Umbrella), L.P.	638,181		70,909		178,231
MDCP US Co-Investors (Umbrella), L.P.		567,677		63,075	158,541
MDCP Foreign Co-Investors (Umbrella), L.P.		865,161		96,129	241,622

Total MDP Investors:	4,127,497	1,432,838	458,610	159,204	1,552,888

PEP Investors
Providence Equity Partners V (Umbrella US) L.P.	1,558,029		173,114		435,126
Providence Investors V (Univision) L.P.	753,961		83,773		210,566
Providence Equity Partners VI (Umbrella US) L.P.	893,713		99,301		249,596
Providence Investors VI (Univision) L.P.	725,506		80,612		202,619
Providence Co-Investors (Univision US) L.P.		215,511		23,946	60,188
Providence Co-Investors (Univision) L.P.		1,413,617		157,069	394,794

Total PEP Investors	3,931,209	1,629,128	436,800	181,015	1,552,889

SCG Investors
SCG Investments II, LLC	2,077,244		230,805		580,131

TPG Investors
TPG Umbrella IV, L.P.	1,287,683		143,076		359,623
TPG Umbrella International IV, L.P.	694,023		77,114		193,826
TPG Umbrella V, L.P.	2,015,670		223,963		562,935
TPG Umbrella International V, L.P.	1,513,243		168,138		422,618
TPG Umbrella Co-Investment, L.P.		112,132		12,459	31,316
TPG Umbrella International Co-Investment, L.P.		416,498		46,278	116,319

Total TPG Investors:	5,510,619	528,630	612,291	58,737	1,686,637

THL Investors
Thomas H. Lee Equity Fund VI, L.P.	1,674,648		186,072		467,695

THL Equity Fund VI Investors (Univision), L.P.	1,297,911		144,212		362,480
THL Equity Fund VI Intermediate Investors (Univision US), L.P.		591,924		65,769	165,312
THL Equity Fund VI Intermediate Investors (Univision), L.P.		1,978,608		219,845	552,584
THL Equity Fund VI Investors (GS), LLC		17,245		1,916	4,816

Total THL Investors:	2,972,559	2,587,777	330,284	287,530	1,552,887

Management[1]
Andrew H. Hobson	272,738		5,301		13,323
Ray Rodriguez	232,630		4,178		10,501
Joseph Uva	246,362		4,037		10,147

Bank Investors
BACI Investors Intermediate (Univision), L.P.	330,284		36,698		92,242
Credit Suisse Investors Intermediate (Univision), L.P.	82,571		9,175		23,060
DB Investors Intermediate (Univision), L.P.	165,142		18,349		46,121
LB Investors Intermediate (Univision), L.P.	429,370		47,708		119,914
RBS Investors Intermediate (Univision), L.P.	264,227		29,359		73,793
WCP Investors Intermediate (Univision), L.P.	165,142		18,349		46,121

[1]	Includes co-investment shares, restricted stock units and restricted shares.

TABLE OF CONTENTS

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TABLE OF CONTENTS

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			Page
11.	GOVERNING LAW		49

	11.1	Governing Law	49

	11.2	Consent to Jurisdiction	49

	11.3	WAIVER OF JURY TRIAL	49

	11.4	Exercise of Rights and Remedies	50